Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 30, 2024, with respect to the consolidated financial statements of Prenetics Global Limited, incorporated herein by reference.

/s/ KPMG

Hong Kong, China

May 7, 2025